Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) the information is the type that the Company treats as private or confidential. EMPLOYMENT AGREEMENT Exerution Version This EMPLOYMENT AGREEMENT (this "Agree111e11t") is made and entered into as of this 26th day of May 2023 (the "Effective Date!'), by and between Troika Media Group, Inc., a Nevada corporation (the "Co111pa11y"), and Sadiq Toama ("Exec11tive"). W IT N ES S ET H: WHEREAS, Executive is currently employed by the Company as its Chief Executive Officer; and WHEREAS, Executive is a party to an executive employment agreement with the Company, dated Janua1y 1, 2022, as amended by a letter agreement dated as of Febrnary 13, 2023 (together, the "Prior Agreement"); and WHEREAS, the Company desires to employ Executive and to enter into this Agreement embodying the tenns of such employment, and Executive desires to enter into this Agreement and to accept such employment, subject to the tenus and provisions of this Agreement. NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually aclmowledged, the Company and Executive hereby agree as follows: Section 1. Definitions. (a) "Accr11ed Obligatio11s" shall mean (i) all accrned but unpaid Base Sala1y and any accrned but unused vacation through the date of termination of Executive's employment, (ii) any unpaid or unreimbursed expenses incuned in accordance with Section 7 hereof through the date of tennination of Executive's employment, and (iii) all other payments, benefits, or fringe benefits to which Executive may be entitled under any applicable compensation anangements or employee benefit plans of the Company upon a tenuination of employment (excluding any employee benefit plan providing for severance or similar benefits), in accordance with the terms contained therein. (b) "Agreeme11t" shall have the meaning set fo1 h in the preamble hereto. (c) "Ammo/ Bo1111s" shall have the meaning set forth in Section 4(b) hereof. (d) "Base Salary" shall mean the salaiy provided for in Section 4(a) hereof or any increased sala1y granted to Executive pursuant to Section 4(a) hereof. (e) "Board" shall mean the Board of Directors of the Company. (f) "Ca11se" shall mean (i) a material breach of any provision of this Agreement or the Restrictive Covenant Agreement by Executive, (ii) the willful failure by Executive to perfonn Executive's duties with the Company (other than any such failure resulting from Executive's Disability); provided, that no act, or failure to act, by Executive shall be "willful" tmless collllllitted without good faith and without a reasonable belief by Executive that the act or

2 omission was in the best interests of the Company, or (iii) an act of gross misconduct by Executive with regard to the Company that is materially injurious to the Company and is committed without good faith and without a reasonable belief by Executive that the act or omission was in the best interest of the Company. (g) “Change of Control” shall mean the occurrence of any of the following after the Effective Date: (i) any “person” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) excluding for this purpose, (i) any member of the Company Group, or (ii) any employee benefit plan of any member of the Company Group, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any plan which acquires beneficial ownership of voting securities of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change of Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company, the grant or exercise of any stock option, stock award, stock purchase right or similar equity incentive, or the continued beneficial ownership by any party of voting securities of the Company which such party beneficially owned as of the Effective Date; (ii) persons, who, as of the Effective Date constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof, provided, however, that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least fifty percent (50%) of the Incumbent Directors; and provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of at least 80% of the assets (other than cash and cash equivalents) of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

3 (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. (h) “COBRA” shall mean Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and Section 4980B of the Code, and the rules and regulations promulgated under either of them. (i) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. (j) “Company” shall have the meaning set forth in the preamble hereto. (k) “Company Group” shall mean the Company together with any direct or indirect subsidiaries of the Company. (l) “Compensation Committee” shall mean the Board or the committee of the Board designated to make compensation decisions relating to senior executive officers of the Company Group. (m) “Delay Period” shall have the meaning set forth in Section 16(a) hereof. (n) “Disability” shall mean any physical or mental disability or infirmity of Executive that prevents the performance of Executive’s duties hereunder for a period of six (6) consecutive months. Any question as to the existence, extent, or potentiality of Executive’s Disability upon which Executive and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company and approved by Executive (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement. (o) “Executive” shall have the meaning set forth in the preamble hereto. (p) “Financing Transaction” shall mean the consummation of a refinancing, refunding or restructuring of the debt payable pursuant to that certain Financing Agreement dated as of March 21, 2022 (as amended, supplement or modified from time to time, and including any prior restatements, renewals, refunding or refinancing thereof, the “Financing Agreement”) by and among the Company, each subsidiary of the Company listed as a “Guarantor” on the signature pages of the Financing Agreement, the lenders party thereto, and Blue Torch Finance LLC, as collateral agent and administrative agent for the lenders; provided, that the maturity date of such refinanced, refunded or restructured debt is at least twelve (12) months after the date on which such refinancing, refunding or restructuring is consummated. (q) “Good Reason” shall mean, without Executive’s consent, (i) the Company failing to pay timely the compensation to which Executive is entitled or the Company’s material breach of any provision of this Agreement, (ii) relocating Executive’s primary office to which he is to report more than thirty (30) miles from 25 West 39th Street, New York, NY 10018, (iii) a substantial reduction in Executive’s position or responsibilities, or (iv) the Company failing to pay any portion of its liabilities owed to Executive in his capacity as a Converge Seller (as defined in the MIPA) under or in connection with the MIPA within seventy-five (75) days of a Triggering

5 position or positions consistent with Executive’s title as the Board shall specify from time to time) and shall have such duties and responsibilities commensurate with such title. Executive also agrees to serve as an officer and/or director of any other member of the Company Group, in each case without additional compensation. (b) Performance. Executive shall devote Executive’s full business time, attention, skill, and best efforts to the performance of Executive’s duties under this Agreement and shall not, without prior written consent of the Board, engage in any other business or occupation during the Term, including, without limitation, any activity that (x) conflicts with the interests of the Company or any other member of the Company Group, (y) interferes with the proper and efficient performance of Executive’s duties for the Company, or (z) interferes with Executive’s exercise of judgment in the Company’s best interests. Notwithstanding the foregoing, nothing herein shall preclude Executive from (i) serving as a member of corporate boards of directors or as an advisor to companies that Executive currently serves and, with the prior written consent of the Board (which consent shall not be unreasonably withheld or delayed), as a member of other corporate boards of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses and charitable organizations, (ii) engaging in charitable activities and community, professional, industry, civic, or educational affairs, and (iii) managing Executive’s and Executive’s family’s personal investments and affairs; provided, however, that the activities set out in clauses (i), (ii), and (iii) shall be limited by Executive so as not to materially interfere , individually or in the aggregate, with the performance of Executive’s duties and responsibilities hereunder. Section 4. Compensation. During the Term, Executive shall be entitled to the following compensation: (a) Base Salary. Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of not less than $750,000. During the Term, the Board or its Compensation Committee shall review Executive’s Base Salary then in effect at least annually and may increase (but not decrease) such base salary, as may be approved in writing by the Compensation Committee. No increase in Base Salary shall be used to offset or otherwise reduce any obligations of the Company to Executive hereunder or otherwise. The Base Salary shall be payable in accordance with the Company's normal payroll practices in effect from time to time, but in no event less frequently than bi-monthly. (b) Annual Bonus. (i) Executive shall be eligible for an annual incentive bonus award determined by the Compensation Committee in respect of each fiscal year during the Term (the “Annual Bonus”). The target Annual Bonus for each fiscal year shall be 200% of Executive’s Base Salary, with the actual Annual Bonus payable being based upon the level of achievement of annual Company objectives and individual performance objectives for such fiscal year, as determined by the Compensation Committee and communicated to Executive. The Annual Bonus shall be paid to Executive at the same time as annual bonuses are generally payable to other senior executives of the Company subject to Executive’s continuous employment through the payment date except as otherwise provided for in this Agreement.

6 (ii) Notwithstanding anything herein or otherwise to the contrary, Executive’s receipt of the Retention Bonus is in lieu of any opportunity to earn an Annual Bonus in respect of the period commencing on January 1, 2023 and ending on the earlier of (i) the consummation of a Triggering Event, and (ii) December 31, 2023. For the avoidance of doubt, Executive shall be eligible to receive an Annual Bonus in respect of the portion of the 2023 calendar year, if any, following the consummation of a Triggering Event, with Executive’s target Annual Bonus for such period being prorated to reflect the portion of the year remaining after the consummation of the Triggering Event and based on the applicable performance metrics as mandated by the Board and consistent with the 2023 Company Objectives previously agreed with Executive. (c) Equity Compensation. Executive shall be eligible to participate in any long-term equity incentive programs of the Company, at levels commensurate with Executive’s position and as determined by the Compensation Committee. (d) Retention Bonus. Subject to the terms and conditions set forth below, Executive will receive a cash payment in an amount equal to $2,000,000 (the “Retention Bonus”) on the first regularly scheduled payroll date of the Company that is at least three (3) business days following the Effective Date. Executive agrees that, if Executive’s employment with the Company terminates for any reason (other than a termination (i) by the Company for a reason other than Cause, (ii) by Executive for Good Reason, or (iii) due to Executive’s death or Disability) prior to a Triggering Event, then Executive will be required to repay to the Company the gross amount of the Retention Bonus within thirty (30) days following such termination of employment; provided, that for purposes of determining whether Executive resigns his employment for Good Reason such that Executive will not be required to repay to the Company the gross amount of the Retention Bonus set forth in this Section 4(d), there shall be no requirement that the condition specified in clause (iv)(y) of the definition of Good Reason set forth in Section 1(q) hereof be satisfied. Section 5. Employee Benefits; Perquisites. (a) During the Term, Executive shall be entitled to participate in health, welfare, insurance, retirement, and other benefits, as well as equity plans, provided generally to similarly situated senior executives of the Company. Executive shall be entitled to vacations of no less than four (4) weeks per calendar year. Executive shall also be entitled to absences because of illness or other incapacity, and such other absences, whether for holiday, personal time, or for any other purpose, as set forth in the Company’s employment manual or current procedures and policies, as the case may be, as the same may be amended from time to time. Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time without providing Executive notice, and the right to do so is expressly reserved. (b) The Company shall provide to Executive, at the Company’s cost, all perquisites, including health insurance pursuant to the terms of the Company’s health insurance plans which may change from time to time. The Company shall pay for the costs of the Company sponsored health insurance plan chosen (including a “family plan”) by Executive. Notwithstanding the foregoing, at all times, the Company reserves the right to amend, modify, or terminate any such

7 perquisites. For avoidance of doubt, Executive’s current medical, dental and other insurances shall be maintained or provided for at similar levels previously received by Executive. (c) The Company shall provide to Executive the amount of up to nine thousand one hundred thirty five dollars ($9,135) each year to reimburse Executive for payments made by Executive for insurance policies on his life. Section 6. Key-Man Insurance. At any time during the Term, the Company shall have the right to insure the life of Executive for the sole benefit of the Company, in such amounts, and with such terms, as it may determine. All premiums payable thereon shall be the obligation of the Company. Executive shall have no interest in any such policy, but agrees to cooperate with the Company in procuring such insurance by submitting to physical examinations, supplying all information required by the insurance company, and executing all necessary documents, provided that no financial obligation is imposed on Executive by any such documents. Section 7. Reimbursement of Business Expenses. (a) Upon submission of appropriate documentation by Executive in accordance with the Company’s policies in effect from time to time, the Company shall pay or reimburse Executive for all business expenses that Executive incurs in performing Executive’s duties under this Agreement, including, but not limited to, travel (excluding gas mileage), entertainment, and professional dues and subscriptions, in accordance with the Company’s policies in effect from time to time. The Company shall not be obligated to reimburse Executive for taxes incurred for any reason. (b) Subject to and accordance with the Company’s policies and procedures and in accordance with the Company’s expense policy, as it may be amended from time to time, the Company shall reimburse Executive for the cost associated with cellular telephone and internet access associated with business uses upon appropriate submission and documentation of such expenses. (c) Executive shall be provided a car allowance at the monthly rate of $3,000, payable in accordance with the Company’s standard payment practices. The car allowance shall be used at Executive’s discretion toward the purchase/lease payment of a vehicle of Executive’s choice. Section 8. Termination of Employment. (a) General. The Term shall terminate earlier than as provided in Section 2 hereof upon the earliest to occur of (i) Executive’s death, (ii) a termination by reason of a Disability, (iii) a termination by the Company with or without Cause, and (iv) a termination by Executive with or without Good Reason. Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Executive, Executive shall be deemed to have resigned from any and all directorships, committee memberships, and any other positions Executive holds with the Company or any other member of the Company Group and hereby agrees to execute any documents that the Company (or any member of the Company Group) determines necessary to effectuate such resignations.

8 Notwithstanding anything herein to the contrary, the payment (or commencement of a series of payments) hereunder of any “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as Executive has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of Executive’s termination of employment hereunder) shall be paid (or commence to be paid) to Executive on the schedule set forth in this Section 8 as if Executive had undergone such termination of employment (under the same circumstances) on the date of Executive’s ultimate “separation from service.” (b) Termination Due to Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death. The Company may terminate Executive’s employment immediately upon the occurrence of a Disability, such termination to be effective upon Executive’s receipt of written notice of such termination. Upon Executive’s death or in the event that Executive’s employment is terminated due to Executive’s Disability, Executive or Executive’s estate or Executive’s beneficiaries, as the case may be, shall be entitled to: (i) The Accrued Obligations, which (a) with respect to amounts payable pursuant to clauses (i) and (ii) of the definition thereof, such amounts shall be paid or provided within fourteen (14) days of Executive’s termination of employment, (b) with respect to the benefits payable pursuant to clause (iii) of the definition thereof, such benefits shall be provided on the schedule set forth in the applicable plan or agreement; (ii) Any unpaid Annual Bonus in respect of any completed fiscal year that has ended prior to the date of such termination, which amount shall be paid at such time annual bonuses are paid to other senior executives of the Company, but in no event later than the date that is two and one-half (2½) months following the last day of the fiscal year in which such termination occurred; (iii) Any stock options to purchase shares of the Company’s common stock (“Options”), restricted shares of the Company’s Common Stock (“Restricted Shares”), restricted stock units of the Company’s Common Stock (“RSUs”), or other equity awards that are outstanding and unvested at the time of such termination that would have vested solely due to the passage of time during the twenty-four (24) month period beginning on the date of such termination shall accelerate and be fully vested and immediately exercisable; (iv) A prorated Annual Bonus for the calendar year in which such termination occurs (the “Prorated Bonus”) payable at the same time Annual Bonuses are paid to other senior executives of the Company (but in all events by the March 15th of the calendar year following the calendar year in which such termination occurs), with the amount of such prorated Annual Bonus determined by multiplying (A) the amount Executive would have received if Executive’s employment had continued (without any discretionary cutback) by (B) a fraction where the numerator is the number of days in such calendar year prior to the date of termination and the denominator of which is the number of days in the entire calendar year; and (v) Upon completion of the appropriate COBRA forms, and subject to all of the requirements of COBRA, Executive may continue Executive’s (and that of his family’s)

9 participation in the Company’s group health insurance plan through eighteen (18) months following the effective date of such termination, at the Company’s cost (except for Executive’s portion of the premium, if any, which shall be deducted from the payments to which Executive is otherwise entitled), to the same extent that such insurance is provided to persons then-employed by the Company. Following Executive’s death or a termination of Executive’s employment by reason of a Disability, except as set forth in this Section 8(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement. (c) Termination by the Company with Cause. (i) The Company may terminate Executive’s employment at any time with Cause, effective upon Executive’s receipt of written notice of such termination; provided, however, that with respect to any Cause termination relying on clause (i) or (ii) of the definition of Cause set forth in Section 1(f) hereof, to the extent that such acts or acts or failure or failures to act are curable, Executive shall be given not less than thirty (30) days’ written notice by the Board of the Company’s intention to terminate him with Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination with Cause is based, and such termination shall be effective at the expiration of such thirty (30) day notice period unless Executive has cured such act or acts or failure or failures to act that give rise to Cause during such period. (ii) In the event that the Company terminates Executive’s employment with Cause, Executive shall be entitled only to the Accrued Obligations, which (a) with respect to amounts payable pursuant to clauses (i) and (ii) of the definition thereof, such amounts shall be paid or provided within thirty (30) days of Executive’s termination of employment, (b) with respect to the benefits payable pursuant to clause (iii) of the definition thereof, such benefits shall be provided on the schedule set forth in the applicable plan or agreement. Following such termination of Executive’s employment with Cause, except as set forth in this Section 8(c)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement. (d) Termination by the Company without Cause. The Company may terminate Executive’s employment at any time without Cause, effective upon Executive’s receipt of written notice of such termination. In the event that Executive’s employment is terminated by the Company without Cause (other than due to death or Disability), Executive shall be entitled to: (i) The Accrued Obligations, which (a) with respect to amounts payable pursuant to clauses (i) and (ii) of the definition thereof, such amounts shall be paid or provided within fourteen (14) days of Executive’s termination of employment, (b) with respect to the benefits payable pursuant to clause (iii) of the definition thereof, such benefits shall be provided on the schedule set forth in the applicable plan or agreement; (ii) Any unpaid Annual Bonus in respect of any completed fiscal year that has ended prior to the date of such termination, which amount shall be paid at such time annual bonuses are paid to other senior executives of the Company, but in no event later than the date that is two

10 and one-half (2½) months following the last day of the fiscal year in which such termination occurred; (iii) Continued payment of Base Salary during the Severance Term, payable in equal monthly installments commencing on the date Executive’s employment is terminated and continuing on the same day each subsequent month until paid in full; (iv) The Prorated Bonus; (v) All Options, Restricted Shares, RSUs, and other equity awards that are outstanding and unvested at the time of such termination shall accelerate, and be fully vested and immediately exercisable; (vi) Upon completion of the appropriate COBRA forms and subject to all requirements of COBRA, the right to continue Executive’s participation in the Company's health benefit plans, to the extent that he is then a participant therein, for a period of eighteen (18) months starting with the first calendar month after such date of termination. The Company shall pay the full premium for COBRA continuation coverage under its health plans for Executive (and, if applicable, Executive’s dependents enrolled as participants in such health plans as of the date of termination) for such eighteen-month period. In the event Executive obtains other employment during the eighteen-month period in this clause (vi), pursuant to which he becomes covered for substantially similar or improved benefits, the right to continue to participate in any health benefit plan, at the Company's expense, offered or provided by the Company shall immediately cease; and (vii) Reasonable outplacement services at a level commensurate with Executive’s position, including use of an executive office, for a period of ninety (90) days commencing on Executive’s date of termination but in no event extending beyond the date on which Executive commences other full-time employment. Notwithstanding the foregoing, the payments and benefits described in clauses (iii) through (vii) above shall immediately terminate, and the Company shall have no further obligations to Executive with respect thereto, in the event that Executive breaches any provision of the Restrictive Covenant Agreement. Following such termination of Executive’s employment by the Company without Cause, except as set forth in this Section 8(d), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy upon a termination of employment by the Company without Cause shall be receipt of the Severance Benefits. (e) Termination by Executive with Good Reason. Executive may terminate Executive’s employment with Good Reason at any time, effective upon the Company’s receipt of written notice of such termination; provided, however, that (x) with respect to any Good Reason termination relying on clause (i) of the definition of Good Reason set forth hereof, the Company shall be given not less than five (5) days written notice by the Executive of the Executive’s intention to terminate his employment with Good Reason, or (y) with respect to any Good Reason termination relying on clause (iii) of the definition of Good Reason set forth in Section 1(f) hereof, the Company shall be given not less than thirty (30) days written notice by the Executive of the Executive’s intention to terminate his employment with Good Reason, either such notice to state

11 in detail the particular act or acts or failure or failures to act that constitute the ground on which the proposed termination with Good Reason is based, and such termination shall be effective at the expiration of such five (5) day notice period or such thirty (30) day notice period unless the Company has cured such act or acts or failure or failures to act that give rise to Good Reason during such period, and Executive shall be entitled to the same payments and benefits as provided in Section 8(d) hereof for a termination by the Company without Cause, subject to the same conditions on payment and benefits as described in Section 8(d) hereof. Following such termination of Executive’s employment by Executive with Good Reason, except as set forth in this Section 8(e), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy upon a termination of employment with Good Reason shall be receipt of the Severance Benefits. (f) Termination by Executive without Good Reason. Executive may terminate Executive’s employment without Good Reason by providing the Company thirty (30) days’ written notice of such termination. In the event of a termination of employment by Executive under this Section 8(f), Executive shall be entitled only to the Accrued Obligations (including, but not limited to, any then vested Options, Restricted Shares, RSUs, or other equity awards), which (a) with respect to amounts payable pursuant to clauses (i) and (ii) of the definition thereof, such amounts shall be paid or provided within thirty (30) days of Executive’s termination of employment, (b) with respect to the benefits payable pursuant to clause (iii) of the definition thereof, such benefits shall be provided on the schedule set forth in the applicable plan or agreement. In the event of termination of Executive’s employment under this Section 8(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Executive without Good Reason. Following such termination of Executive’s employment by Executive without Good Reason, except as set forth in this Section 8(f), Executive shall have no further rights to any compensation or any other benefits under this Agreement. (g) Release. Notwithstanding any provision herein to the contrary, the payment of any amount or provision of any benefit pursuant to subsection (b), (d), or (e) of this Section 8 (other than the Accrued Obligations) (collectively, the “Severance Benefits”) shall be conditioned upon Executive’s execution, delivery to the Company, and non-revocation of the Release of Claims (and the expiration of any revocation period contained in such Release of Claims) within sixty (60) days following the date of Executive’s termination of employment hereunder. If Executive fails to execute the Release of Claims in such a timely manner so as to permit any revocation period to expire prior to the end of such sixty (60) day period, or timely revokes Executive’s acceptance of such release following its execution, Executive shall not be entitled to any of the Severance Benefits. Further, (i) to the extent that any of the Severance Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release of Claims as set forth herein, shall not be made until the first regularly scheduled payroll date following such sixtieth (60th) day and (ii) to the extent that any of the Severance Benefits do not constitute “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release of Claims as set forth herein, shall not be made until

12 the first regularly scheduled payroll date following the date the Release of Claims is timely executed and the applicable revocation period has ended, after which, in each case, any remaining Severance Benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein. For the avoidance of doubt, in the event of a termination due to Executive’s death or Disability, Executive’s obligations herein to execute and not revoke the Release of Claims may be satisfied on Executive’s behalf by Executive’s estate or a person having legal power of attorney over Executive’s affairs. Section 9. Change of Control. (a) In the event of a Change of Control, one hundred percent (100%) of Executive’s then-outstanding and unvested Options, Restricted Shares, RSUs, and other equity awards shall immediately vest, and if, on a Change of Control or during the twelve (12) month period thereafter, Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason, then, in addition to any amounts payable pursuant to Section 8(d) or 8(e) hereof, Executive shall be entitled to an amount equal to the target amount of the Annual Bonus for the year of such termination and any other cash-based performance awards outstanding on the date of termination. (b) Golden Parachute Payments. (i) Executive shall bear all expense of, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any benefit received pursuant to this Agreement, including, without limitation, any excise tax imposed by Section 4999 of the Code; provided, however, that any benefit received or to be received by Executive in connection with a Change of Control (“Contract Benefits”) or any other plan, arrangement or agreement with any member of the Company Group (collectively with the Contract Benefits, the “Total Benefits”) that would constitute a “parachute payment” within the meaning of Section 280G of the Code, shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the net after-tax benefit received by Executive as a result of such reduction shall exceed the net after-tax benefit received by Executive if no such reduction was made. For purposes of this Section 9(b), “net after-tax benefit” shall mean the Total Benefits that Executive receives or is then entitled to receive from the Company Group that would constitute a “parachute payment” within the meaning of Section 280G of the Code, less (i) the amount of all federal, state and local income and employment taxes payable by Executive with respect to such “parachute payment,” calculated at the highest marginal income tax rate for each year in which the foregoing shall be paid to Executive (based on the rates set forth in the Code as in effect at the time of the first receipt of the foregoing benefits), and (ii) the amount of excise taxes imposed with respect to such “parachute payment” by Section 4999 of the Code. (ii) The accounting firm engaged by the Company (or its successor) for general tax purposes shall perform any adjustment pursuant to this Section 9(b). The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to Executive and to the Company within fifteen (15) calendar days of being engaged to perform such determination and adjustment,

13 or at such other time as requested by the Company. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon Executive and the Company. Section 10. Restrictive Covenant Agreement. As a condition of Executive’s continued employment with the Company, Executive shall have executed and delivered to the Company the Restrictive Covenant Agreement. The parties hereto acknowledge and agree that this Agreement and the Restrictive Covenant Agreement shall be considered separate contracts, and the Restrictive Covenant Agreement will survive the termination of this Agreement for any reason. Section 11. Representations and Warranties of Executive. Executive represents and warrants to the Company that—Executive is entering into this Agreement voluntarily and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound. Section 12. Taxes. The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, as shall be required by law. Executive acknowledges and represents that the Company has not provided any tax advice to Executive in connection with this Agreement and that Executive has been advised by the Company to seek tax advice from Executive’s own tax advisors regarding this Agreement and payments that may be made to Executive pursuant to this Agreement, including specifically, the application of the provisions of Section 409A of the Code to such payments. Section 13. No Offset; No Mitigation. The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall not be subject to set-off, counterclaim, defense, or recoupment of amounts owed by Executive to the Company or its affiliates. Executive shall not be required to mitigate the amount of any payment or benefit provided pursuant to this Agreement by seeking other employment or otherwise, and the amount of any payment or benefit provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Executive’s other employment or otherwise. Section 14. Liability Insurance. (a) The Company Group shall cover Executive under directors’ and officers’ liability insurance both during and, while potential liability exists, after the Term in the same amount and to the same extent, if any, as the Company Group covers its other officers and directors but in no event in an amount that is less than the coverage afforded Executive on the Effective Date. (b) The Company Group shall, both during and after the Term, indemnify and hold harmless Executive to the fullest extent permitted by applicable law with regard to actions or

14 inactions taken by Executive in the performance of Executive’s duties as an officer, director and employee of the Company Group or as a fiduciary of any benefit plan of the Company Group. For the avoidance of all doubt, in the event of any litigation, investigation, or any other matter naming Executive, the Company will pay one hundred percent (100%) of Executive’s legal fees, including any retainers required, with an attorney or attorneys of Executive’s choice. Section 15. Attorneys’ Fees and Costs. The Company shall reimburse Executive up to $75,000 for all reasonable and properly documented attorneys’ fees and related expenses incurred by Executive in the course of negotiating the terms of this Agreement within thirty (30) calendar days of Executive’s submission of appropriate documentation evidencing such attorneys’ fees and related expenses. Section 16. Additional Section 409A Provisions. Notwithstanding any provision in this Agreement to the contrary— (a) Any payment otherwise required to be made hereunder to Executive at any date as a result of the termination of Executive’s employment shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code (the ”Delay Period”). On the first business day following the expiration of the Delay Period, Executive shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein. (b) Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code. (c) To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect. (d) While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Parent or any of its affiliates (including, without limitation, the Company) be liable for any additional tax, interest, or penalties that may be imposed on Executive as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

15 Section 17. Successors and Assigns; No Third-Party Beneficiaries. (a) The Company. This Agreement shall inure to the benefit of the Company and its respective successors and assigns. Neither this Agreement nor any of the rights, obligations, or interests arising hereunder may be assigned by the Company to a Person (other than another member of the Company Group, or its or their respective successors) without Executive’s prior written consent (which shall not be unreasonably withheld, delayed, or conditioned); provided, however, that in the event of a sale of all or substantially all of the assets of the Company or any direct or indirect division or subsidiary thereof to which Executive’s employment primarily relates, the Company may provide that this Agreement will be assigned to, and assumed by, the acquiror of such assets, it being agreed that in such circumstances, Executive’s consent will not be required in connection therewith. (b) Executive. Executive’s rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise, without the prior written consent of the Company; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or if there be no such designee, to Executive’s estate. (c) No Third-Party Beneficiaries. Except as otherwise set forth in Section 8(b) or Section 17(b) hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Company, the other members of the Company Group, and Executive any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. Section 18. Waiver and Amendments. Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification must be consented to on the Company’s behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver. Section 19. Severability. If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof. Section 20. Governing Law and Arbitration. (a) EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF

16 NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. (b) The Company and Executive agree that, except as otherwise provided in the Restrictive Covenant Agreement, any dispute or controversy arising out of, relating to, or in connection with the employment relationship between them, the inception of that relationship, the termination of that relationship, this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, including, without limitation, claims of discrimination, harassment, and/or retaliation, and any violation of whistleblower laws, shall be settled by final and binding arbitration to be held in New York, New York or such other location agreed by the parties hereto, under the auspices of and in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (“AAA”). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The selection of the arbitrator will be conducted in accordance with the AAA’s practices and procedures for disputes of the nature here contemplated. The arbitrator will have authority and discretion to determine the arbitrability of any particular claim, should any disputes arise with respect to such issue. (i) The moving party shall pay the costs of the initial arbitration filing (not to exceed two hundred fifty dollars ($250)), and each other party shall pay the remaining costs and expenses of such arbitration equally. Unless otherwise required by law or pursuant to an award by the arbitrator, the Company and Executive shall each pay separately its or Executive’s counsel fees and expenses. Notwithstanding the foregoing, the arbitrator may, but need not, award the prevailing party in any dispute its or Executive’s legal fees and expenses. Section 21. Notices. (a) Place of Delivery. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices and communications by Executive to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices and communications by the Company to Executive may be given to Executive personally or may be mailed to Executive at Executive’s last known address, as reflected in the Company’s records. (b) Date of Delivery. Any notice so addressed shall be deemed to be given or received (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

17 Section 22. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof. Section 23. Entire Agreement. This Agreement, together with any exhibits attached hereto, constitutes the entire understanding and agreement of the parties hereto regarding the employment of Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement, including, without limitation, the Prior Agreement. Section 24. Survival of Operative Sections. Upon any termination of Executive’s employment, the provisions of Section 8 through Section 25 of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof. Section 25. Beneficiaries. Executive shall be entitled, to the extent permitted under any applicable law, to select and change the beneficiary or beneficiaries to receive any compensation or benefit payable hereunder upon Executive’s death by giving the Company written notice thereof. If Executive dies, severance then due or other amounts due hereunder shall be paid to Executive’s designated beneficiary or beneficiaries or, if none are designated or none survive Executive, Executive’s estate. Section 26. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual signature or by signature delivered by facsimile or by e-mail as a portable document format (.pdf) file or image file attachment. * * * [Signatures to appear on the following page(s).]

Exhibit A A-1 RESTRICTIVE COVENANT AGREEMENT As a condition of my becoming employed by, or continuing employment with, Troika Media Group, Inc., a Nevada corporation (the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, the Company and I agree to the following: Section 1. Confidential Information. (a) Company Group Information. I acknowledge that, during the period of my employment with the Company (the “Employment Period”), I will have access to information about the Company and its direct and indirect parents, subsidiaries and affiliates (collectively, the “Company Group”) and that my employment with the Company shall bring me into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, I agree, at all times during the Employment Period and thereafter (until the relevant Confidential Information becomes public knowledge, other than as a result of an unauthorized disclosure by me), to hold in confidence, and not to use, except for the benefit of the Company Group or as required in the performance of my authorized duties to the Company, or to disclose to any Person (as defined below) without prior written authorization of the Company, any Confidential Information that I obtain, or create through work performed for any member of the Company Group, during the Employment Period. I further agree not to make copies of such Confidential Information except as authorized by the Company or as required in the performance of my authorized duties to the Company. I understand that “Confidential Information” means non-public information that the Company Group owns or has developed, acquired, created, compiled, or discovered, or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group. I understand that Confidential Information means any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company Group, or to the Company Group’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company Group’s products or services and markets, customer lists, software developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other non-public business information disclosed to me by the Company Group in writing, orally, or by drawings or inspection of premises, parts, equipment, or other Company Group property. Notwithstanding the foregoing, Confidential Information shall not include (i) any of the foregoing items that have become publicly known through no unauthorized disclosure by me, (ii) any methods or processes that are in general use in the industry or (iii) any information that I am required to disclose to, or by, any governmental or judicial authority; provided, however, that in such event I will give the Company prompt written notice thereof so that the Company Group may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Restrictive Covenant Agreement (this “Agreement”). For purposes of this Agreement, “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity. (b) Former Employer Information. I represent that, to my knowledge, my performance of all of the terms of this Agreement as an employee of the Company has not materially breached

A-2 and will not materially breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment with the Company, and I will not disclose to any member of the Company Group, or induce any member of the Company Group to use, any developments, or confidential or proprietary information or material I may have obtained in connection with employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer. During the Employment Period, I will not improperly make use of, or disclose, any developments, or confidential or proprietary information or material of any prior employer, nor will I bring onto the premises of the Company Group or use any unpublished documents or any property belonging to any prior employer, in violation of any lawful agreements with that prior employer. (c) Third Party Information. I understand that the Company Group has received and in the future may receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. In recognition of the foregoing, I agree, at all times during the Employment Period and thereafter (until the relevant information becomes public knowledge, other than as a result of an unauthorized disclosure by me), to hold in confidence and will not disclose to anyone (other than Company Group personnel who need to know such information in connection with their work for the Company Group), and not to use, except for the benefit of the Company Group, Third Party Information, in each case, except as required in the performance of my authorized duties to the Company, without the express prior written consent of an officer of the Company and otherwise treat Third Party Information as Confidential Information. (d) Whistleblower; Defend Trade Secrets Act Disclosure. (i) In addition, I understand that nothing in this Agreement shall be construed to prohibit me from (A) filing a charge or complaint with, participating in an investigation or proceeding conducted by, or reporting possible violations of law or regulation to any federal, state or local government agency, (B) truthfully responding to or complying with a subpoena, court order, or other legal process, or (C) exercising any rights I may have under applicable labor laws to engage in concerted activity with other employees. (ii) Under the U.S. Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b) (the “Act”), persons who disclose trade secrets in connection with lawsuits or other proceedings under seal (including lawsuits alleging retaliation), or in confidence to a federal, state or local government official, or attorney, solely for the purpose of reporting or investigating a suspected violation of law, enjoy immunity from civil and criminal liability under state and federal trade secrets laws for such disclosure. I acknowledge that I have hereby received adequate notice of this immunity, such that the Company is entitled to all remedies available for violations of the Act, including exemplary damages and attorney fees. Nothing in this Agreement is intended to conflict with the Act or create liability for disclosures of trade secrets that are expressly allowed by the Act. (iii) Notice. “An individual shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that is made in confidence

A-3 to a Federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.” Section 2. Inventions. (a) No Prior Developments. By signing below, I represent that there are no developments, inventions, concepts, know-how, original works of authorship, improvements, trade secrets, methodology, algorithms, software, processes, formulas, designs, drawings and other technological advancements and implementations that I can demonstrate were created or owned by me prior to the commencement of the Employment Period, which belong solely to me or belong to me jointly with another, that relate in any material respect to any of the actual or proposed businesses, products, or research and development of any member of the Company Group and which are not assigned to the Company hereunder. (b) Assignment of Inventions. Without additional compensation, I agree to assign, and hereby do assign, to the Company all rights, title and interest throughout the world in and to all Inventions (as defined below) which I may solely or jointly conceive, create, invent, develop, modify, compile or reduce to practice, at any time during the period that I perform or performed services for the Company both before and after the date hereof (the “Assignment Period”), provided they either (i) relate at the time of conception, development or reduction to practice to the business of any member of the Company Group, or the actual or anticipated research or development of any member of the Company Group; (ii) result from or relate to any work performed for any member of the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of any member of the Company Group, or any Confidential Information, or in consultation with personnel of any member of the Company Group in their capacity as such (collectively referred to as “Company IP Rights”). I understand that “Inventions” means inventions, concepts, know-how, developments, original works of authorship, improvements, trade secrets, methodology, algorithms, software, processes, formulas, designs, drawings and other technological advancements and implementations. I agree that I will promptly make full written disclosure to the Company of any Company IP Rights I materially participate in conceiving, creating, inventing, developing, modifying, compiling or reducing to practice during the Assignment Period. I further acknowledge that, to the greatest extent permitted by applicable law, all Company IP Rights made by me (solely or jointly with others) within the scope of my employment with the Company and during the Assignment Period are “works made for hire” for which I am, in part, compensated by my salary, unless regulated otherwise by law. If any Company IP Rights cannot be assigned, I hereby grant to the Company Group an exclusive, assignable, irrevocable, perpetual, worldwide, sublicenseable (through one or multiple tiers), royalty-free, unlimited license to use, make, modify, sell, offer for sale, reproduce, distribute, create derivative works of, publicly perform, publicly display and digitally perform and display such Company IP Rights in any media now known or hereafter known.

A-4 Outside the scope of my employment, whether during or after the Employment Period, I agree not to (i) modify, adapt, alter, translate, or create derivative works from any such work of authorship or (ii) merge any such work of authorship with other Company IP Rights. To the extent rights related to paternity, integrity, disclosure or withdrawal (collectively, “Moral Rights”) may not be assignable under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby irrevocably waive such Moral Rights and consent to any action of the Company Group that would violate such Moral Rights in the absence of such consent. (c) Maintenance of Records. I agree to keep and maintain adequate and current records of all Company IP Rights made by me (solely or jointly with others) during the Assignment Period. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, and any other format. The records will be available to and remain the sole property of the Company Group at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company Group policy, which may, from time to time, be revised at the sole election of the Company Group for the purpose of furthering the business of the Company Group, and except as required in the performance of my authorized duties to the Company. (d) Intellectual Property Rights. I hereby agree to use reasonable best efforts to assist the Company, or its designee, at the Company’s expense, to secure the rights of the Company Group in the Company IP Rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, and the execution of all applications, oaths, assignments, recordations, and all other instruments that the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Company IP Rights. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the Assignment Period until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, that the Company shall reimburse me for my expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of my mental or physical incapacity or unavailability for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Company IP Rights or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact to act for and in my behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, and transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, that I now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company. (e) State Non-assignable Invention Exemptions. Solely to the extent that I (i) was or am an employee of the Company and (ii) was or am based in California, Illinois, Kansas, Minnesota, Washington or any other state that has enacted laws concerning employee non- assignability of inventions or otherwise entitled to the benefits of the state statutes of California,

A-5 Illinois, Kansas, Minnesota, Washington or any other state that has enacted laws concerning employee non-assignability of inventions, during the Employment Period, then, to the extent the assignment of Company IP Rights to the Company in this Section 2 can be construed to cover inventions excluded under the appropriate state statutes (including, but not limited to, California Labor Code Sec. 2870, Illinois Employee Patent Act, 765 ILCS 1060, Kansas Statute K.S.A. § 44-130, Minn. Stat. § 181.78, and Sec. 2, Revised Code of Washington Section 49.44.140(1), the full terms of each are set forth on Schedule A attached hereto and are each incorporated herein by reference), this Section 2 shall not apply to such inventions. Section 3. Returning Company Group Documents. I agree that, at the time of termination of my employment with the Company Group for any reason, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all Confidential Information, Third Party Information and all other documents, materials, information, and property developed by me pursuant to my employment or otherwise belonging to the Company Group and, if so requested, will certify in writing that I have fully complied with the foregoing obligation. I agree further that I will not copy, delete, or alter any information contained upon my Company Group computer or Company Group equipment before I return it to the Company. In addition, if I have used any personal computer, server, or e- mail system to receive, store, review, prepare or transmit any Company Group information, including but not limited to, Confidential Information, I agree to provide the Company with a computer-useable copy of all such Company Group information and then permanently delete and expunge such Company information from those systems; and I agree to provide the Company access to my system as reasonably requested to verify that the necessary copying and/or deletion is completed. I agree further that any property situated on the Company Group’s premises and owned by the Company (or any other member of the Company Group), including disks and other storage media, filing cabinets, and other work areas, is subject to inspection by personnel of any member of the Company Group at any time with or without notice. Section 4. Disclosure of Agreement. As long as it remains in effect, I will disclose the existence of this Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such person or entity. I also consent to the notification of my prospective employer, partner, co-venturer, investor, or lender of my rights and obligations under this Agreement, by the Company providing a copy of this Agreement or otherwise. Section 5. Publicity. I hereby consent to any and all uses and displays by the Company Group of my name, voice, likeness, image, appearance and biographical information in or in connection with any printed, electronic or digital materials, including, without limitation, any pictures, audio or video recordings, digital images, websites, television programs, advertising, sales or marketing brochures, printed materials and computer media, throughout the world and at any time during or after the Employment Period for all legitimate business purposes of the Company Group (the ”Permitted Use”).

A-6 Section 6. Restrictions on Interfering. (a) Non-Competition. During the Non-Compete Period, except for my ownership interests and participation in the activities set forth on Schedule B attached hereto (to the extent consistent with such activities as of the date hereof) and incorporated herein by reference (the “Excluded Activities”), I shall not, directly or indirectly, individually or on behalf of any person or entity, carry on, own, be engaged in, assist, be employed by, consult for, serve as director for, or have any financial interest in any Competitive Business within the United States or any other jurisdiction in which the Company Group is actively engaged in business; provided, that, a passive equity investment of not more than two percent (2%) in any company that is publicly traded and whose shares are listed on a national stock exchange will be permitted. (b) Non-Interference. During the Non-Interference Period, I shall not, directly or indirectly for my own account or for the account of any other individual or entity, engage in Interfering Activities. Notwithstanding any other provision of this Agreement, I will be permitted to interact without any restriction with Thomas Marianacci in connection with the Excluded Activities, provided such activities do not violate Section 1 above. (c) Definitions. For purposes of this Agreement: (i) “Competitive Business” shall mean any business or enterprise that is materially engaged in any of the services of the Company or manufactures or sells any of the products provided or offered by the Company Group, or any other business or enterprise that performs any other services and/or engages in the production, manufacture, distribution or sale of any product similar to services or products that were performed, produced, manufactured, distributed, sold, under development or planned by the Company Group during the period while I was employed by the Company. (ii) “Employment Agreement” shall mean that certain Employment Agreement between the Company and me dated as of the date hereof. (iii) “Interfering Activities” shall mean (A) hiring, soliciting for services, encouraging the resignation of, or in any other manner seeking to engage or employ any person who is employed by the Company, or a consultant of the Company devoting more than seventy percent (70%) of such consultant’s time to the business of the Company Group, on the date of any termination of the Employment Period or during the one (1) year period preceding such termination date; or (B) soliciting, providing services to, or otherwise interfering with the Company’s business relationship with, any customer of the Company in connection with services and/or products that compete with the Company’s service or products, provided that such customer is a customer of the Company on the date of any termination of the Employment Period or during the one (1) year period preceding such termination date. (iv) “Non-Compete Period” shall mean the period commencing on the date hereof and ending on the eighteen (18) month anniversary of the date of any termination of the Employment Period; provided, that, following the termination of the Employment Period (A) by the Company without Cause (as defined in the Employment Agreement) in accordance with Section 8(d) of the Employment Agreement, or (B) by me with Good Reason (as defined in the

A-7 Employment Agreement) in accordance with Section 8(e) of the Employment Agreement, such period shall immediately cease should the Company fail to timely make any payment (or portion thereof) of the Severance Benefits, if and when such Severance Benefits become due to me pursuant to the terms of such Employment Agreement. (v) “Non-Interference Period” shall mean the period commencing on the date hereof and ending on the eighteen (18) month anniversary of the date of any termination of the Employment Period; provided, that, following the termination of the Employment Period (A) by the Company without Cause in accordance with Section 8(d) of the Employment Agreement, or (B) by me with Good Reason in accordance with Section 8(e) of the Employment Agreement, such period shall immediately cease should the Company fail to timely make any payment (or portion thereof) of the Severance Benefits, if and when such Severance Benefits become due to me pursuant to the terms of such Employment Agreement. Section 7. Non-Disparagement. The Company and I agree that during the Employment Period, and at all times thereafter, that: (a) I will not make any disparaging or defamatory comments regarding any member of the Company Group or their respective current or former directors, officers, employees or shareholders in any respect or make any negative comments concerning any aspect of my relationship with any member of the Company Group and (b) the Company will instruct its directors and officers not to make any disparaging or defamatory comments regarding me in any respect or any negative comments concerning any aspect of my relationship with any member of the Company Group. However, the Company and my obligations under this Section 7 shall not apply to disclosures required by applicable law, regulation, or order of a court of competent jurisdiction or governmental agency. Further, nothing in this Agreement shall restrict, impede, or prohibit me from speaking with law enforcement, the Equal Employment Opportunity Commission, any state or local division of human rights or fair employment agency, my attorney, or otherwise exercising protected rights. Section 8. Reasonableness of Restrictions. I acknowledge and recognize the highly competitive nature of the Company Group’s business, that access to Confidential Information renders me special and unique within the Company Group’s industry, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of my employment with the Company Group. In light of the foregoing, I recognize and acknowledge that the restrictions and limitations set forth in this Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group. I acknowledge further that the restrictions and limitations set forth in this Agreement will not materially interfere with my ability to earn a living following the termination of the Employment Period and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with the Company Group.

A-8 Section 9. Independence; Severability; Blue Pencil. Each of the rights enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company Group at law or in equity. If any of the provisions of this Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form said provision shall then be enforceable. Section 10. Injunctive Relief. I expressly acknowledge that, because my services are personal and unique and because I will have access to Confidential Information, any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement may result in substantial, continuing, and irreparable injury to the members of the Company Group for which monetary damages would not be an adequate remedy. Therefore, I hereby agree that, in addition to any other right or remedy that may be available to the Company in law or in equity, any member of the Company Group shall be entitled to injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach or posting a bond and without liability should relief be denied, modified or vacated. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Non- Compete Period and Non-Interference Period, as applicable, shall be tolled during any period of violation of any of the covenants in Section 6 hereof and during any other period required for litigation during which the Company or any other member of the Company Group seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants. Section 11. Cooperation. I agree that, following any termination of my employment, I will continue to provide reasonable cooperation to the Company and/or any other member of the Company Group and its or their respective counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during the Employment Period in which I was involved or of which I have knowledge. As a condition of such cooperation, the Company shall reimburse me for reasonable out-of-pocket expenses incurred at the request of the Company with respect to my compliance with this Section. I also agree that, in the event that I am subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise) that in any way relates to my employment by the Company and/or any other member of the Company Group, I will give prompt notice of such request to the Company and will make no disclosure until the Company and/or the other member of the Company Group has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

A-9 Section 12. General Provisions. (a) Governing Law and Jurisdiction. EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. FURTHER, I HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND WAIVE ANY RIGHT TO TRIAL BY JURY, IN CONNECTION WITH ANY DISPUTE ARISING UNDER OR CONCERNING THIS AGREEMENT. (b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights, or compensation will not affect the validity or scope of this Agreement. (c) No Right of Continued Employment. I acknowledge and agree that nothing contained herein shall be construed as granting me any right to continued employment by the Company Group, and the right of the applicable member of the Company Group to terminate my employment at any time and for any reason, with or without cause, is specifically reserved. (d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators, and other legal representatives upon my death and will be for the benefit of the Company and its successors. I expressly acknowledge and agree that this Agreement may be assigned by the Company with my consent to any other member of the Company Group as well as any purchaser of all or substantially all of the assets or stock of the Company or of any business or division of the Company for which I provide services, whether by purchase, merger, or other similar corporate transaction. (e) Survival. The provisions of this Agreement shall survive the termination of my employment with the Company and/or the assignment of this Agreement by the Company to any successor in interest or other assignee. * * * [Signatures to appear on the following page.]

[Signature Page to S. Toama Restrictive Covenant Agreement] The Company and I, Sadiq Toama, have executed this Restrictive Covenant Agreement on the date set forth below: Date: May __, 2023 (Signature) Sadiq Toama (Type/Print Name) TROIKA MEDIA GROUP, INC. By: __/s/ Erica Naidrich________ Name: Erica Naidrich Title: Chief Financial Officer 26 /s/ Sadiq Toama

ii (3) If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. KANSAS STATUTE K.S.A. SECTION 44-130 Employment agreements assigning employee rights in inventions to employer; restrictions; certain provisions void; notice and disclosure. (a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless: (1) The invention relates to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or (2) The invention results from any work performed by the employee for the employer. (b) Any provision in an employment agreement which purports to apply to an invention which it is prohibited from applying to under subsection (a), is to that extent against the public policy of this state and is to that extent void and unenforceable. No employer shall require a provision made void and unenforceable by this section as a condition of employment or continuing employment. (c) If an employment agreement contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer shall provide, at the time the agreement is made, a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless: (1) the invention relates directly to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or (2) the invention results from any work performed by the employee for the employer. (d) Even though the employee meets the burden of proving the conditions specified in this section, the employee shall disclose, at the time of employment or thereafter, all inventions being developed by the employee, for the purpose of determining employer and employee rights in an invention. MINNESOTA STATUTES SECTION 181.78 Subdivision 1. Inventions not related to employment. Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s

iii rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable. Subdivision. 2.Effect of subdivision 1. No employer shall require a provision made void and unenforceable by subdivision 1 as a condition of employment or continuing employment. Subdivision. 3.Notice to employee. If an employment agreement entered into after August 1, 1977 contains a provision requiring the employee to assign or offer to assign any of the employee’s rights in any invention to an employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. REVISED CODE OF WASHINGTON SECTION 49.44.140 (1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable. (2) An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of employment or continuing employment. (3) If an employment agreement entered into after September 1, 1979, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

iv REVISED CODE OF WASHINGTON SECTION 49.44.150 Even though the employee meets the burden of proving the conditions specified in Revised Code of Washington 49.44.110, the employee shall, at the time of employment or thereafter, disclose all inventions being developed by the employee, for the purpose of determining employer or employee rights. The employer or the employee may disclose such inventions to the department of employment security, and the department shall maintain a record of such disclosures for a minimum period of five years.

Exhibit B B-1 RELEASE OF CLAIMS As used in this Release of Claims (this ”Release”), the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, in law, in equity, or otherwise. For and in consideration of the Severance Benefits (as defined in my Employment Agreement, dated May 26, 2023, with Troika Media Group, Inc. (such corporation, the “Company” and such agreement, my “Employment Agreement”)), and other good and valuable consideration, I, Sadiq Toama, for and on behalf of myself and my heirs, administrators, executors, and assigns, effective as of the date on which this release becomes effective pursuant to its terms, do fully and forever release, remise, and discharge the Company and each of its respective direct and indirect subsidiaries and affiliates, and their respective successors and assigns, together with their respective current and former officers, directors, partners, members, shareholders (including any management company of a member or shareholder), employees, and agents (collectively, the ”Group”), from any and all claims arising out of or attributable to my employment or the termination of my employment with the Company, up to the date hereof that I had, may have had, or now have against the Group, whether known or unknown, for or by reason of any matter, cause, or thing whatsoever, whether for tort, breach of express or implied contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, violation of public policy, defamation, libel, or slander, or under any federal, state, or local law dealing with discrimination, harassment or retaliation, and any other purported restriction on an employer’s right to terminate the employment of employees. The release of claims in this Release includes, but is not limited to, all claims arising under the Age Discrimination in Employment Act of 1967 (“ADEA”), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act of 1988, the Equal Pay Act of 1963 and the Employee Retirement Income Security Act (excluding claims for accrued, vested benefits under an employee pension or other retirement plan of the Company), each as may be amended from time to time, and all other federal, state, and local laws and the common law or constitution of any jurisdiction. The release contained herein is intended to be a general release of any and all claims to the fullest extent permissible by law and for the provisions regarding the release of claims against the Group to be construed as broadly as possible, and hereby incorporate in this release similar federal, state or other laws, all of which I also hereby expressly waive. By executing this Release, I specifically release all claims relating to my employment and its termination under ADEA, a United States federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefit plans. Notwithstanding any provision of this Release to the contrary, by executing this Release, I am not releasing (i) any claims relating to vested rights under the Company’s compensation or benefit plans or my rights under Section 8 of my Employment Agreement, (ii) any claims that cannot be waived by law, (iii) my right of indemnification as provided by, and in accordance with the terms of, the Company’s by-laws or a Company insurance policy providing such coverage, as any of such may be amended from time to time, or (iv) any future claims that I may have for any wrongful act or omission occurring after the date that I execute this Release. For avoidance of

B-2 doubt, I am not releasing any claims or rights under or in relation to the MIPA (as defined in my Employment Agreement). I expressly acknowledge and agree that I –  Have read and understand this Release;  Have no physical or mental impairment of any kind that has interfered with my ability to read and understand the meaning of this Release or its terms, and that I am not acting under the influence of any medication, drug, or chemical of any type in entering into this Release;  Am specifically agreeing to the terms of the release contained in this Release because the Company has agreed to pay me the Severance Benefits in consideration for my agreement to accept it in full settlement of all possible claims I might have or ever have had against any member of Group, and because of my execution of this Release;  Acknowledge that, but for my execution of this Release, I would not be entitled to the Severance Benefits;  Understand that, by entering into this Release, I do not waive rights or claims under ADEA that may arise after the date I execute this Release;  Had or could have had [twenty-one (21)][forty-five (45)]1 calendar days from the date of my termination of employment (the ”Release Expiration Date”) in which to review and consider this Release, and that if I execute this Release prior to the Release Expiration Date, I have voluntarily and knowingly waived the remainder of the review period;  Have not relied upon any representation or statement not set forth in this Release or my Employment Agreement made by the Company or any of its representatives;  Was advised to consult with my attorney regarding the terms and effect of this Release; and  Have signed this Release knowingly and voluntarily. I represent and warrant that I have not previously filed, and to the maximum extent permitted by law agree that I will not file, a complaint, charge, or lawsuit against any member of the Group regarding any of the claims released herein. If, notwithstanding this representation and 1 To be selected based on whether applicable termination was “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967).

B-3 warranty, I have filed or file such a complaint, charge, or lawsuit, I agree that I shall cause such complaint, charge, or lawsuit to be dismissed with prejudice. Notwithstanding any provision of this Release to the contrary, nothing herein or in any Company policy or agreement prevents me, without notifying the Company, from (i) speaking with law enforcement, my attorney, the U.S. Equal Employment Opportunity Commission, or any state or local division of human rights or fair employment agency; (ii) filing a charge or complaint with, participating in an investigation or proceeding conducted by, or reporting possible violations of law or regulation to any government agency; (iii) participating in a whistleblower program administered by the U.S. Securities and Exchange Commission or any other government agency; (iv) exercising any rights I may have under the National Labor Relations Act or other labor laws to engage in protected concerted activity; or (v) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which I may be entitled; provided, however, that I agree to forgo any monetary benefit from the filing of a charge or complaint with a government agency except pursuant to a whistleblower program or where my right to receive such a monetary benefit is otherwise not waivable by law. I hereby agree to waive any and all claims to re-employment with the Company or any other member of the Group and affirmatively agree not to seek further employment with the Company or any other member of the Group. Notwithstanding anything contained herein to the contrary, this Release will not become effective or enforceable prior to the expiration of the period of seven (7) calendar days immediately following the date of its execution by me (the ”Revocation Period”), during which time I may revoke my acceptance of this Release by notifying the Company and the Board of Directors of the Company, in writing, delivered to the Company at its principal executive office, marked for the attention of the Chairman of the Company’s Board of Directors. To be effective, such revocation must be received by the Company no later than 11:59 p.m. on the seventh (7th) calendar day following the execution of this Release. Provided that the Release is executed and I do not revoke it during the Revocation Period, the eighth (8th) calendar day following the date on which this Release is executed shall be its effective date. I acknowledge and agree that if I revoke this Release during the Revocation Period, this Release will be null and void and of no effect, and neither the Company nor any other member of the Group will have any obligations to pay me the Severance Benefits. The provisions of this Release shall be binding upon my heirs, executors, administrators, legal personal representatives, and assigns. If any provision of this Release shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect. The illegality or unenforceability of such provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Release. I acknowledge and agree that each member of the Group shall be a third-party beneficiary to the releases set forth in this Release, with full rights to enforce this Release and the matters documented herein. EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS RELEASE IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT

B-4 STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. ANY DISPUTE OR CLAIM ARISING OUT OF OR RELATING TO THIS RELEASE OR CLAIM OF BREACH HEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT FEDERAL JURISDICTION EXISTS, AND IN ANY COURT SITTING IN NEW YORK, NEW YORK, BUT ONLY IN THE EVENT FEDERAL JURISDICTION DOES NOT EXIST, AND ANY APPLICABLE APPELLATE COURTS. BY EXECUTION OF THIS RELEASE, I CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND WAIVE ANY RIGHT TO CHALLENGE JURISDICTION OR VENUE IN SUCH COURT WITH REGARD TO ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE. FURTHER, I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in my Employment Agreement. * * * I, Sadiq Toama, have executed this Release of Claims on the respective date set forth below: ____________________________ Sadiq Toama Date: [To Be Executed Following Termination of Employment